UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 12, 2008

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.2: SECOND AMENDED AND RESTATED BYLAWS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 12, 2008, OSI Pharmaceuticals, Inc. (“OSI”) received notice from Dr. Daryl Granner of his resignation from the Board of Directors of OSI (the “Board of Directors”) in accordance with the terms of OSI’s retirement policy for directors at age 72. Upon the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors, the Board of Directors has determined not to accept the resignation of Dr. Granner, and has requested that he serve out the remainder of his term (i.e., until OSI’s 2009 Annual Meeting of Stockholders).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In response to recent decisions by the Court of Chancery of the State of Delaware, the Board of Directors undertook a review of OSI’s Second Amended and Restated Bylaws, as amended (the “Bylaws”), and determined that it was advisable to clarify certain provisions in Section 2.9 of the Bylaws relating to the giving of advanced notice by OSI stockholders. As a result, on December 16, 2008, the Board of Directors unanimously approved certain amendments to the Bylaws, which amendments are effective as of December 16, 2008. The amendments revise Section 2.9 of the Bylaws, which previously required, among other things, that OSI stockholders intending to make a director nomination or bring other business at a stockholder’s meeting first provide OSI with advanced written notice at least 45 days prior to the date that OSI first mailed its proxy materials for the prior year’s annual meeting of stockholders. Subject to certain exceptions where the date of the annual meeting of stockholders differs significantly from the prior year’s annual meeting, the amended Bylaws require OSI stockholders to deliver such advanced written notice no later than 90 days and no earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.
     As a result of the amendments to the Bylaws, a stockholder’s advanced written notice must be delivered to OSI no earlier than February 11, 2009 and no later than March 13, 2009 to be timely for OSI’s 2009 Annual Meeting of Stockholders and must be in accordance with the requirements set forth in the amended Bylaws.
     In addition, the amended Bylaws also (i) explicitly provide that the Bylaws apply to all stockholder nominations and proposals of business and are the exclusive means for stockholders to submit such matters, other than proposals governed by Rule 14a-8 of the proxy rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The amended Bylaws also expand the required disclosure from any stockholder making such proposals to include, among other things:
•	Disclosure regarding nominees for election to the Board of Directors which is in accordance with the requirements of Schedule 14A of the Exchange Act and require that any such nominees consent to serve as a nominee and a director if elected;

•	Disclosure of any agreements, arrangements or understandings regarding the nomination or proposal involving such stockholder, beneficial owner, their respective affiliates or any others acting in concert with them;

•	Disclosure of certain agreements, arrangements or understandings (including derivative or short positions and hedging transactions) with respect to OSI’s capital stock entered into as of the date of such advanced written notice by or on behalf of such stockholder or beneficial owner;

•	Disclosure regarding the business to be proposed at such stockholders’ meeting, as well as the text of such proposal, the reasons for conducting the business at such meeting and any material interest of such stockholder or beneficial owner in such business;

•	A representation that such stockholder is entitled to vote and intends to appear in person or by proxy at the meeting to propose such nomination or other business; and

•	A representation whether such stockholder or beneficial owner intends to deliver a proxy statement and/or otherwise solicit proxies from stockholders in support of such proposal.
     The amendments to the Bylaws also elaborate on the power and duty of the Chairman of the stockholders meeting to determine whether a nomination or proposal was made in accordance with the procedures of Section 2.9 of the Bylaws (including whether the stockholder or any beneficial owner solicited or did not so solicit proxies in compliance with such stockholder’s representation as required by the enhanced disclosures described above), and if any proposed nomination or business was not made or proposed in compliance with Section 2.9, to disregard such nomination and not transact such proposed business. The amendments further state that if the stockholder or its qualified representative does not appear at the annual or special meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, even if proxies regarding such vote may have been received by OSI. The amended Bylaws also contain provisions specifically addressing the election of directors at special meetings of OSI stockholders and clarifies that the additional disclosure requirements described above apply to special meetings of OSI stockholders pursuant to Section 2.5 of the Bylaws.
     The above description of the amendments to Section 2.9 of the Bylaws is qualified in its entirety by reference to the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference. Exhibit 3.2 is redlined to highlight the amendments.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.2	Second Amended and Restated Bylaws of OSI Pharmaceuticals, Inc., as amended on December 16, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2008	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Second Amended and Restated Bylaws of OSI Pharmaceuticals, Inc., as amended on December 16, 2008.